Cogent Contacts:

For Public Relations:	For Investor Relations:

Jeff Henriksen + 1 (202) 295-4388 jhenriksen@cogentco.com	John Chang + 1 (202) 295-4252 investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS FIRST QUARTER 2006 RESULTS

WASHINGTON, D.C. May 10, 2006 Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced net service revenue of $34.4 million for the three months ended March 31, 2006, compared with $34.4 million for the three months ended March 31, 2005. On-net revenue was $22.7 million for the three months ended March 31, 2006, an increase of 24.6% over $18.2 million for the three months ended March 31, 2005. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent-owned facilities. Off-net revenue was $9.1 million for the three months ended March 31, 2006, a decrease of 28.5% from $12.7 million for the three months ended March 31, 2005. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $2.6 million for the three months ended March 31, 2006, a decrease of 23.5% from $3.5 million for the three months ended March 31, 2005. Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 22.9% from $11.5 million for the three months ended March 31, 2005 to $14.1 million for the three months ended March 31, 2006. Gross profit margin expanded from 33.3% for the three months ended March 31, 2005 to 41.0% for the three months ended March 31, 2006.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $3.3 million for the three months ended March 31, 2006 compared to $4.7 million for the three months ended March 31, 2005. EBITDA, as adjusted, for the three months ended March 31, 2005 included a net gain of $3.5 million on asset sales. Excluding this amount, EBITDA, as adjusted, for the three months ended March 31, 2005 was $1.2 million.

Basic and diluted net loss applicable to common stock was ($0.38) per share for the three months ended March 31, 2006 compared to ($0.96) per share for the three months ended March 31, 2005. Weighted average common shares outstanding – basic and diluted — were 43.8 million for the three months ended March 31, 2006 as compared to 15.6 million for the three months ended March 31, 2005.

Total customer connections were 10,066 as of March 31, 2006 compared to 9,435 as of March 31, 2005 an increase of 6.7%. On-net customer connections were 5,267 as of March 31, 2006 compared to 3,245 as of March 31, 2005 an increase of 62.3%. Off-net customer connections were 3,614 as of March 31, 2006 compared to 4,469 as of March 31, 2005 a decrease of 19.1%. Non-core customer connections were 1,185 as of March 31, 2006 compared to 1,721 as of March 31, 2005 a decrease of 31.1%.

The number of on-net buildings was 1,053 as of March 31, 2006 as compared to 1,000 as of March 31, 2005.

Outlook — Full Year 2006 Estimates

•	Cogent is reaffirming its previously released full year 2006 estimate for net service revenue of between $150.0 million and $155.0 million.

•	Cogent is reaffirming its previously released full year EBITDA estimate for fiscal 2006 to be between $20.0 million to $22.0 million.

•	Cogent is reaffirming its previously released estimate that its full year net loss per basic and diluted common share will be between $(1.40) to $(1.60) for the year ended December 31, 2006. Cogent’s 2006 guidance includes $1.0 million to $1.5 million of non-cash stock based compensation expense related to the adoption of FASB Statement No. 123®, “Share Based Payment” and assumes approximately 44.0 million weighted average common shares outstanding.

•	Cogent is reaffirming its previously released estimate that its percentage of on-net revenues will increase from 57.9% of total revenues for the year ended December 31, 2005 to be between 70.0% to 75.0% for the year ended December 31, 2006.

Outlook — Second Quarter 2006 Estimates

•	Cogent estimates net service revenue for the second quarter of 2006 to be between $35.0 million and $36.0 million.

•	Cogent estimates EBITDA for the second quarter of 2006 to be between $3.5 million and $4.5 million.

•	Cogent estimates that its net loss per basic and diluted common share to be between $(0.35) to $(0.40) for the second quarter of 2006. Cogent’s guidance includes the expected $0.3 million to $0.4 million impact of non-cash equity-based compensation expense related to the adoption of FASB Statement No. 123®, and assumes approximately 44.0 million weighted average common shares outstanding.

Conference Call and Web site Information
Cogent will host a conference call with financial analysts at 8:30 a.m. (EDT) on May 11, 2006 to discuss Cogent’s operating results for the first quarter of 2006 and expectations for the second quarter and remainder of 2006. Investors and other interested parties may access a live audio web cast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at www.cogentco.com. A replay of the web cast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications
Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services. Cogent’s facilities-based, all-optical IP network backbone spans 14 countries and provides IP services in over 95 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006
Metric ($ in 000’s, except share and per share data) - unaudited
On-Net Revenue	$18,216	$18,936	$20,181	$20,995	$22,693

% Change from previous Qtr.	10.1%	4.0%	6.6%	4.0%	8.1%

Off-Net Revenue	$12,747	$11,718	$10,553	$9,624	$9,114

% Change from previous Qtr.	54.9%	-8.1%	-9.9%	-8.8%	-5.3%

Non-Core revenue (1)	$3,451	$3,152	$3,038	$2,603	$2,640

% Change from previous Qtr.	0.0%	-8.7%	-3.6%	-14.3%	1.4%

Net service revenue — total	$34,414	$33,806	$33,772	$33,222	$34,447

% Change from previous Qtr.	22.0%	-1.8%	-0.1%	-1.6%	3.7%

Network operations expenses (2)	$22,937	$21,399	$21,495	$19,964	$20,337

% Change from previous Qtr.	13.8%	-6.7%	0.4%	-7.1%	1.9%

Gross margin (2)	$11,477	$12,407	$12,277	$13,258	$14,110

% Change from previous Qtr.	42.3%	8.1%	-1.0%	8.0%	6.4%

Gross margin percentage	33.3%	36.7%	36.4%	39.9%	41.0%

Selling, general and administrative expenses (3)	$10,296	$10,096	$10,176	$10,776	$10,785

% Change from previous Qtr.	-15.4%	-1.9%	0.8%	5.9%	0.1%

Depreciation and amortization expenses	$13,680	$12,795	$12,432	$16,693	$14,144

% Change from previous Qtr.	-8.7%	-6.5%	-2.8%	34.3%	-15.3%

Equity based-compensation expense	$3,195	$3,175	$3,164	$3,770	$3,499

% Change from previous Qtr.	-0.9%	-0.6%	-0.3%	19.2%	-7.2%

Net loss	$(14,973)	$(16,151)	$(16,106)	$(20,288)	$(16,441)

% Change from previous Qtr.	26.0%	-7.9%	0.3%	-26.0%	19.0%

Basic and diluted net loss per common share	$(0.96)	$(0.48)	$(0.37)	$(0.47)	$(0.38)

% Change from previous Qtr.	96.1%	50.0%	23.5%	-28.1%	19.1%

Weighted average common shares – basic and diluted	15,610,772	33,963,566	43,474,555	43,619,506	43,841,837

% Change from previous Qtr.	1,803.5%	117.6%	28.0%	0.3%	0.5%

EBITDA, as adjusted (4)	$4,657	$2,311	$2,102	$2,482	$3,325

% Change from previous Qtr.	213.3%	-50.4%	-9.0%	18.1%	34.0%

Cash (used in) provided by operating activities	$(6,622)	$(1,539)	$1,839	$(2,740)	$(1,591)

% Change from previous Qtr.	-42.8%	76.8%	219.5%	-249.0%	41.9%

Capital expenditures	$3,092	$5,058	$3,998	$5,194	$4,662

% Change from previous Qtr.	-18.6%	63.6%	-21.0%	29.9%	-10.2%

Customer Connections – end of period

On-Net	3,245	3,587	4,064	4,657	5,267

% Change from previous Qtr.	14.3%	10.5%	13.3%	14.6%	13.1%

Off-Net	4,469	4,302	4,108	4,027	3,614

% Change from previous Qtr.	-0.3%	-3.7%	-4.5%	-2.0%	-10.3%

Non Core	1,721	1,579	1,437	1,304	1,185

% Change from previous Qtr.	-7.4%	-8.3%	-9.0%	-9.3%	-9.1%

Total	9,435	9,468	9,609	9,988	10,066

% Change from previous Qtr.	2.8%	0.3%	1.5%	3.9%	0.8%

Other – end of period

Buildings On Net	1,000	1,009	1,026	1,040	1,053

Employees	291	285	307	325	334

(1)	Consists of legacy services of companies whose assets or business were acquired by Cogent, including email, retail dial-up Internet access, shared web hosting, managed security, voice services (only provided in Toronto, Canada), point to point private line services and managed modem services.

(2)	Excludes equity-based-compensation expense of $96, $95, $95, $113 and $105 in the three months ended March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006, respectively.

(3)	Excludes equity-based compensation expense of $3,099, $3,080, $3,069, $3,657 and $3,394 in the three months ended March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006, respectively.

(4)	See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $3,476 and $27 in the three months ended March 31, 2005 and three months ended March 31, 2006, respectively. EBITDA, as adjusted excludes gains on debt and capital lease restructurings of $842 and $844 for the three months ended June 30, 2005 and September 30, 2005, respectively. EBITDA as adjusted, also excludes a restructuring charge related to the lease termination costs for the Company’s’ Paris office lease of $1,319 taken during the three months ended September 30, 2005.

Schedule of Non-GAAP Measures — EBITDA and EBITDA, as adjusted
EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows (used in) provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on debt and capital lease restructurings and restructuring charges. The Company has excluded these gains because they relate to its capital structure and the restructuring charges because they are non-cash charges. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures, expand its business and make bonus determinations for its employees. EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows (used in) provided by operating activities in the table below.

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	2006
						Estimated	Estimated

($ In 000’s) – unaudited

Cash flows (used in) provided by operating activities	$(6,622)	$(1,539)	$1,839	$(2,740)	$(1,591)	$1,000	$10,000

Changes in operating assets and liabilities	5,386	1,217	(2,782)	3,352	3,261	1,300	4,000

Cash interest expense, net	2,417	2,633	1,726	1,870	1,628	1,700	7,000

Gains on debt and capital lease restructurings and asset sales, net	3,476	842	844	—	27	—	—

EBITDA, including gains and restructuring charge	$4,657	$3,153	$1,627	$2,482	$3,325	$4,000	$21,000

Gains on debt and capital lease restructurings	—	(842)	(844)	—	—	—	—

Restructuring charge	—	—	1,319	—	—	—	—

EBITDA, as adjusted	$4,657	$2,311	$2,102	$2,482	$3,325	$4,000	$21,000

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND MARCH 31, 2006
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	March 31,
	2005	2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,883	$20,611
Short term investments – restricted	1,283	630
Accounts receivable, net of allowance for doubtful accounts of $1,437 and $1,231, respectively	16,452	16,192
Prepaid expenses and other current assets	3,959	4,756

Total current assets	51,577	42,189
Property and equipment, net	292,787	284,474
Intangible assets, net	2,554	2,142
Other assets ($1,118 restricted)	4,455	4,313

Total assets	$351,373	$333,118

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,521	$10,352
Accrued liabilities	16,275	14,954
Capital lease obligations, current maturities	6,698	5,828

Total current liabilities	34,494	31,134
Convertible subordinated notes, net of discount of $3,478 and $2,983, respectively	6,713	7,208
Capital lease obligations, net of current maturities	85,694	83,524
Other long-term liabilities	3,471	3,091

Total liabilities	130,372	124,957
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 44,092,652 and 44,128,879 shares outstanding, respectively	44	44
Additional paid-in capital	440,500	434,318
Deferred compensation	(9,680)	—
Stock purchase warrants	764	764
Treasury stock, 61,462 shares	(90)	(90)
Accumulated other comprehensive income – foreign currency translation adjustment	665	768
Accumulated deficit	(211,202)	(227,643)

Total stockholders’ equity	221,001	208,161

Total liabilities and stockholders’ equity	$351,373	$333,118

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND MARCH 31, 2006
(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months
	Ended	Three Months Ended
	March 31, 2005	March 31, 2006
	(Unaudited)	(Unaudited)

Net service revenue	$34,414	$34,447
Operating expenses:
Network operations (including $96 and $105 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	23,033	20,442
Selling, general, and administrative (including $3,099 and $3,394 of equity-based compensation expense, respectively, and $922 and $332 of bad debt expense- net of recoveries, respectively)	13,395	14,179
Depreciation and amortization	13,680	14,144

Total operating expenses	50,108	48,765

Operating loss	(15,694)	(14,318)
Gain on disposal of assets, net	3,372	—
Interest income and other, net	208	493
Interest expense	(2,859)	(2,616)

Net loss	$(14,973)	$(16,441)

Net loss per common share:
Basic and diluted net loss per common share	$(0.96)	$(0.38)

Weighted-average common shares—basic and diluted	15,610,722	43,841,837

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND MARCH 31, 2006
(IN THOUSANDS)

	Three Months
	Ended	Three Months Ended
	March 31, 2005	March 31, 2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash used in operating activities	$(6,622)	$(1,591)

Cash flows from investing activities:
Purchases of property and equipment	(3,092)	(4,662)
Purchase of German network assets	(955)	—
Maturities of short term investments	154	653
Restricted cash-collateral under credit facility	(4,000)	—
Proceeds from dispositions of assets	5,082	93

Net cash used in investing activities	(2,811)	(3,916)

Cash flows from financing activities:
Proceeds from issuance of subordinated note – related party	10,000	—
Borrowings under credit facility	10,000	—
Repayments under credit facility	(2,736)	—
Repayments of capital lease obligations	(4,053)	(3,738)

Net cash provided by (used in) financing activities	13,211	(3,738)

Effect of exchange rate changes on cash	(310)	(27)

Net increase (decrease) in cash and cash equivalents	3,468	(9,272)
Cash and cash equivalents, beginning of period	13,844	29,883

Cash and cash equivalents, end of period	$17,312	$20,611

Except for historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The specific forward-looking statements cover Cogent’s expectations for revenue, EBITDA, earnings per share and percentage of on-net revenues for the second quarter of 2006 and fiscal year 2006. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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